UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 16, 2016

HARVARD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33957	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

84 October Hill Road, Holliston, MA 01746
(Address of Principal Executive Offices) (Zip Code)

(508) 893-8999
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2016, Harvard Bioscience, Inc. (the "Company") received a written Staff Determination Notice ("Notice") from the NASDAQ Stock Market ("NASDAQ"), stating that the Company is not in compliance with NASDAQ Marketplace Listing Rule 5250(c)(1) for continued listing because the Company has not timely filed the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the "Form 10-K"). On March 17, 2016, the Company issued a press release disclosing the receipt of the notice and a copy of the press release has been furnished as Exhibit 99.1 to this report.

On March 14, 2016, the Company filed a Notification of Late Filing on Form 12b-25, indicating that the filing of its Form 10-K will be delayed due to the timing of a forensic investigation initiated by the Company following its discovery, based upon preliminary findings, that an employee at Denville Scientific, Inc., one of its wholly-owned subsidiaries, appears to have embezzled money from the Company and manipulated certain records in an attempt to conceal the theft.

The Company will take all necessary steps to achieve compliance with all NASDAQ listing requirements. The Notice indicates that the Company has until May 16, 2016 to submit a plan of compliance to NASDAQ.  The Company expects to file its Form 10-K by May 16, 2016, which would cure the failure to comply with the listing standard and eliminate the requirement to submit a plan of compliance to NASDAQ. During this process, the Company expects that its common stock will continue to be listed and traded on the NASDAQ Stock Market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press release of Harvard Bioscience, Inc. issued on March 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: March 17, 2016	By:	/s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release issued by Harvard Bioscience, Inc. on March 17, 2016.